Exhibit 99.1

Jaco Electronics Receives Deficiency Notice Related to Nasdaq Independent Director Composition Rules

- Company Intends to Take Action Prior to January 2009 Deadline to Regain Compliance -

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Jaco Electronics, Inc. (Nasdaq: JACO), announced today that on July 21, 2008, the Company received written notification from NASDAQ that the Company was no longer in compliance with Marketplace Rule 4350, which addresses the majority independent director requirement. The failure to meet the independent director requirement set forth in Rule 4350(c)(1) was a result of the resignation of Neil Rappaport from the Board of Directors of Jaco Electronics, Inc. (the “Company”) effective July 7, 2008.

Consistent with Marketplace Rule 4350(c)(1), which requires that a majority of the board of directors consist of independent directors, NASDAQ will provide the Company a cure period in order to regain compliance until the earlier of the Company’s next annual shareholders’ meeting, or July 7, 2009; or if the next annual shareholders’ meeting is held before January 5, 2009, then the Company must evidence compliance no later than January 5, 2009. The Company’s Board of Directors fully intends to appoint an independent director prior to the January 2009 deadline, which will satisfy NASDAQ’s majority independent director requirement.

If the Company fails to regain compliance within the prescribed cure period, its common stock is subject to delisting upon notification of such a determination by NASDAQ staff, which determination may be appealed.

About Jaco Electronics

Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics. Jaco has two distribution centers, a warehouse in Singapore, and 15 strategically located sales offices throughout the United States. The Company operates an in-house FPD integration center housing its engineering and manufacturing staff and operations. The integration center enhances Jaco’s ability to provide customers with unique value-added display solutions and a “one-stop” source for their FPD supply and integration requirements. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release provides historical information and includes forward-looking statements. Although we believe that the expectations in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. The forward-looking statements are based upon a number of assumptions and estimates that, while considered reasonable by our management, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond our control, and upon assumptions with respect to future business decisions which are subject to change. Accordingly, the forward-looking statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material. Consequently, the inclusion of the forward-looking statements should not be regarded as a representation by us of results that actually will be achieved. Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize. Investors are cautioned not to place undue reliance on the forward-looking statements. We caution that, among others, the factors below, which are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as amended, and in our other filings with the Securities and Exchange Commission, could cause our results to differ materially from those stated in the forward-looking statements. These factors include (i) the highly cyclical nature of our industry and the adverse impact of downturns in our industry; (ii) our dependence on a limited number of suppliers for the products we distribute and most of our distribution agreements are cancelable upon short notice; (iii) the market for our products is very competitive and our industry is subject to rapid technological change; (iv) our dependence on individual purchase orders and absence of long-term supply agreements exposes us to customer cancellations, reductions or delays; (v) our substantial leverage and debt service obligations; (vi) a significant and growing portion of our business is in non-U.S. locations, particularly Asia, and failure to expand in Asia could adversely affect our sales while our dependence on foreign manufacturers exposes us generally to political and economic risks; (vii) volatility in the pricing of electronic components; (viii) disruptions in transportation of our products by third party carriers; (ix) potential warranty and/or product liability risks inherent in the products we sell; and (x) our dependence on the continued service of key members of our management and technical personnel.

CONTACT:
Jaco Electronics, Inc.
Jeffrey D. Gash
Chief Financial Officer
631-273-5500
jgash@jacoelect.com
or
Jaffoni & Collins Incorporated
Joseph N. Jaffoni, Robert L. Rinderman
212-835-8500
jaco@jcir.com